                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  JUNE 29, 2001


                          ATLANTIC DATA SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)


  MASSACHUSETTS                      000-24193                    04-2696393
 (State or Other                 (Commission File             (I.R.S. Employer
   Jurisdiction                        Number)               Identification No.)
of Incorporation)


                              ONE BATTERYMARCH PARK
                           QUINCY, MASSACHUSETTS 02169
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (617) 770-3333

                                INTRODUCTORY NOTE


On June 29, 2001, Atlantic Data Services, Inc. (the "Company") acquired substantially all the assets of Cool Springs Associates, Inc. d/b/a EarningsInsights, a Delaware corporation. On July 12, 2001, the Company filed a Current Report on Form 8-K (the "Current Report") to report the acquisition. The purpose of this Amendment No. 1 to the Current Report on Form 8-K is to amend
Item 2 of the Current Report and to file the financial statements of the business acquired and the pro forma financial statements required by Item 7.

The Company hereby amends Item 2 of the Current Report to read in its entirety as follows:

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On June 29, 2001, the Company acquired substantially all the assets of Cool Springs Associates, Inc. d/b/a EarningsInsights, a Delaware corporation ("EarningsInsights"), pursuant to an asset purchase agreement by and among the Company, EarningsInsights and certain stockholders of EarningsInsights (the "Asset Purchase Agreement").

The purchase price for the assets of EarningsInsights consisted of a $2 million cash payment and the issuance by the Company of a warrant to purchase 300,000 shares of its common stock at an exercise price of $5.08 per share. The Company paid the cash portion of the consideration for the acquired assets from its working capital. The Company is required to pay to EarningsInsights an additional cash payment within 75 days after the end of each twelve-month period ending on June 29, 2002, June 29, 2003 and June 29, 2004 equal to 50% of the net income (as defined in the Asset Purchase Agreement) recognized by the Company that is attributable to the operation of the former business of EarningsInsights by the Company. Such cash payments will not exceed (i) $100,000 for the period ending on June 29, 2002, (ii) $200,000 for the period ending on June 29, 2003 and (iii) $300,000 for the period ending on June 29, 2004.

The description of the acquisition is qualified in its entirety by reference to a copy of the Asset Purchase Agreement filed as Exhibit 2.1 to the Form 8-K previously filed.

The terms of the Asset Purchase Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Asset Purchase Agreement, neither the Company, nor any of its affiliates, any director or officer of the Company, nor any associate of such director or officer had any material relationship with EarningsInsights.

The assets of EarningsInsights acquired by the Company consist of all tangible and intangible property, including without limitation all personal property and interests therein, including certain equipment, machines, furniture, tools, supplies, devices and other tangible property, all rights under certain contracts, agreements, leases and licenses specifically assumed by the Company, including a license to certain intellectual property of First Manhattan Consulting Group, Inc., all intellectual proprietary rights of EarningsInsights, certain business, marketing and technical records, and all goodwill associated with the business. Prior to the acquisition of these assets by the Company, EarningsInsights used such assets to engage in the business of providing profitability analysis and solutions to financial institutions via an application service provider delivery mechanism. The Company currently intends to use the acquired assets primarily to continue the former business of EarningsInsights.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired

     The required financial statements and accompanying notes are attached hereto on pages 4 through 15.

     (b)  Unaudited Pro Forma Financial Information of Atlantic Data Services,
          Inc.

     The required pro forma financial information and accompanying notes are attached hereto on pages 16 through 19.

     (c)  Exhibits

           2.1* Asset Purchase Agreement, dated as of June 29, 2001, by and among the Company, EarningsInsights and certain stockholders of EarningsInsights

           4.1 Specimen Certificate for Shares of the Company's Common Stock (Incorporated by reference to the Company's Registration Statement on Form S-1 filed March 26, 1998 (File No. 333-48703))

          23.1      Consent of PricewaterhouseCoopers LLP


          * Previously filed.

ITEM 7. (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                          COOL SPRINGS ASSOCIATES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                    CONTENTS


                                                                                             Page
                                                                                             ----

Report of Independent Accountants .....................................................        5

Balance Sheet as of April 30, 2001 ....................................................        6

Statement of Operations for the Period from Inception (May 16, 2000) through
  April 30, 2001 ......................................................................        7

Statement of Shareholders' Deficit for the Period from Inception (May 16, 2000) through
  April 30, 2001 ......................................................................        8

Statement of Cash Flows for the Period from Inception (May 16, 2000) through
  April 30, 2001 ......................................................................        9

Notes to Financial Statements .........................................................       10

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Cool Springs Associates, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Cool Springs Associates, Inc. (a development stage enterprise) at April 30, 2001, and the results of its operations and its cash flows for the period from inception (May 16, 2000) through April 30, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations since its inception and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP

Boston, MA
July 31, 2001

                          COOL SPRINGS ASSOCIATES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET
                                 APRIL 30, 2001


ASSETS
Current assets:
     Cash                                                                         $     2,988
                                                                                  -----------
         Total current assets                                                           2,988
                                                                                  -----------

Property and equipment, net                                                           442,278
Other assets                                                                          108,692
                                                                                  -----------
         Total assets                                                             $   553,958
                                                                                  ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Notes payable - banks                                                        $   600,000
     Notes payable - other                                                            215,529
     Accounts payable                                                                 193,308
     Accrued expenses                                                                  44,080
     Accrued compensation                                                             309,874
     Deferred revenue                                                                   7,500
     Current portion of capital lease obligations                                      13,783
                                                                                  -----------
         Total current liabilities                                                  1,384,074
                                                                                  -----------
Capital lease obligations                                                              14,632
                                                                                  -----------
         Total liabilities                                                          1,398,706
                                                                                  -----------

Commitments (Note 8)

Stockholders' deficit:
     Common stock, $0.01 par value; 1,000,000 shares authorized; 417,500
       shares issued and outstanding at April 30, 2001                                  4,175
     Additional paid-in capital                                                     1,098,925
     Deficit accumulated during development stage                                  (1,947,848)
                                                                                  -----------
         Total stockholders' deficit                                                 (844,748)
                                                                                  -----------
         Total liabilities and stockholders' deficit                              $   553,958
                                                                                  ===========


The accompanying notes are an integral part of these financial statements.

                          COOL SPRINGS ASSOCIATES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM INCEPTION (MAY 16, 2000) THROUGH APRIL 30, 2001


REVENUES
     Services                                      $    87,218
     Contract settlement                               263,000
                                                   -----------
                                                       350,218
                                                   -----------

EXPENSES
     Cost of revenues                                  161,952
     Research and development                           58,859
     Sales and marketing                               275,773
     General and administrative                      1,769,209
                                                   -----------
                                                     2,265,793
                                                   -----------

         Loss from operations                       (1,915,575)
                                                   -----------

Interest expense, net                                   32,273
                                                   -----------

         Net loss                                  $(1,947,848)
                                                   ===========


The accompanying notes are an integral part of these financial statements.

                          COOL SPRINGS ASSOCIATES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
       FOR THE PERIOD FROM INCEPTION (MAY 16, 2000) THROUGH APRIL 30, 2001


                                                                                                  DEFICIT
                                         COMMON STOCK                                           ACCUMULATED
                                   --------------------------                ADDITIONAL         DURING THE
                                                           PAR                PAID-IN           DEVELOPMENT
                                    SHARES                VALUE               CAPITAL              STAGE                TOTAL
                                  -----------          -----------          -----------         -----------          -----------

Issuance of Common
  Stock                               417,500          $     4,175          $ 1,098,925         $        --          $ 1,103,100
Net loss                                   --                   --                   --          (1,947,848)          (1,947,848)
                                  -----------          -----------          -----------         -----------          -----------
Balance at April 30, 2001             417,500          $     4,175          $ 1,098,925         $(1,947,848)         $  (844,748)
                                  ===========          ===========          ===========         ===========          ===========


The accompanying notes are an integral part of these financial statements.

                          COOL SPRINGS ASSOCIATES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM INCEPTION (MAY 16, 2000) THROUGH APRIL 30, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                             $(1,947,848)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation and amortization                                                        112,896
         Revenue relating to contract settlement                                             (263,000)
         Changes in assets and liabilities:
              Increase in other assets                                                        (19,775)
              Increase in accounts payable                                                    193,309
              Increase in accrued expenses                                                     44,080
              Increase in accrued compensation                                                309,874
              Increase in deferred revenue                                                      7,500
                                                                                          -----------

              Net cash used in operating activities                                        (1,562,964)
                                                                                          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                                     (242,486)
     Software development costs                                                               (97,000)
                                                                                          -----------
         Net cash used in investing activities                                               (339,486)
                                                                                          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of notes payable - banks                                          600,000
     Proceeds from issuance of notes payable - other                                          215,529
     Principal payments on capital lease obligations                                          (13,191)
     Proceeds from issuance of common stock                                                 1,103,100
                                                                                          -----------
         Net cash provided by financing activities                                          1,905,438
                                                                                          -----------

Net increase in cash                                                                            2,988

Cash, beginning of period                                                                          --
                                                                                          -----------

Cash, end of period                                                                       $     2,988
                                                                                          ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                                               $    31,286

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
     Acquisition of property and equipment under capital leases                                41,605


The accompanying notes are an integral part of these financial statements.

                          COOL SPRINGS ASSOCIATES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)


                          NOTES TO FINANCIAL STATEMENTS


1.   NATURE OF THE BUSINESS

Cool Springs Associates, Inc. d/b/a EarningsInsights ("EarningsInsights") was incorporated as a Delaware corporation in May 2000. EarningsInsights was formed to design, develop and market customer relationship profitability analyses for financial institutions. Since its inception, EarningsInsights has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, EarningsInsights is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

The accompanying financial statements have been prepared on a basis which assumes that EarningsInsights will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. EarningsInsights has a limited operating history and has incurred losses from operations since its inception. These circumstances raise substantial doubt about EarningsInsights' ability to continue as a going concern. Management's plans with regard to these matters include continued development, marketing and selling of its products as well as seeking additional financing arrangements. Although management continues to pursue these plans, there is no assurance that EarningsInsights will be successful in obtaining sufficient sales from its products or financing on terms acceptable to EarningsInsights. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On June 29, 2001, EarningsInsights sold to Atlantic Data Services, Inc. substantially all of its assets for $2,000,000 in cash and warrants to purchase 300,000 shares of the common stock of Atlantic Data Services, Inc. at an exercise price of $5.08 per share. Atlantic Data Services is required to pay to EarningsInsights an additional cash payment within 75 days after the end of each twelve-month period ending on June 29, 2002, June 29, 2003 and June 29, 2004 equal to 50% of the net income (as defined in the Asset Purchase Agreement) recognized by Atlantic Data Services that is attributable to the operation of the former business of EarningsInsights. Such cash payments will not exceed (i) $100,000 for the period ending on June 29, 2002, (ii) $200,000 for the period ending on June 29, 2003 and (iii) $300,000 for the period ending on June 29, 2004.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of EarningsInsights' financial instruments, which include cash, accounts payable, accrued expenses, deferred revenue and capital lease obligations approximate their fair values.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially expose EarningsInsights to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required. At April 30, 2001 there were no accounts receivable. For the period from inception (May 16, 2000) through April 30, 2001, two customers accounted for the total revenue.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Other property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Internal Use Software

EarningsInsights capitalizes certain internal software development costs under the provisions of Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). These costs are amortized by the straight-line method over the estimated useful life of the software, not to exceed three years. As of April 30, 2001, unamortized software development costs were $88,917, net of amortization of $8,083 for the period from inception (May 16, 2000) through April 30, 2001.

Revenue Recognition

EarningsInsights' revenue is derived primarily from service revenue relating to profitability analyses for financial institutions, and consulting services. Revenue from these services are recognized as the services are performed. Deferred revenue is comprised of billings in excess of revenue recognized.

As part of a contract settlement, EarningsInsights received computer equipment and software with a fair value of $263,000 as compensation. EarningsInsights recognized the settlement as revenue.

Accounting for Stock-Based Compensation

Employee stock awards under EarningsInsights' compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. Accordingly, no compensation expense was recorded for options issued to employees and directors in fixed amounts and with exercise prices equal to the fair market value of EarningsInsights' common stock at the date of grant. EarningsInsights meets the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123. There were no stock-based awards granted to nonemployees through April 30, 2001.

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising costs were approximately $11,010 for the period from inception (May 16, 2000) through April 30, 2001.

Income Taxes

Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

3.   PROPERTY AND EQUIPMENT

                                                             ESTIMATED
                                                            USEFUL LIFE      APRIL 30,
                                                              (YEARS)          2001
                                                            -----------      ---------

Computer equipment                                               3          $ 269,124
Furniture and fixtures and others                                3             43,896
Software                                                         3            234,071
                                                                            ---------
                                                                              547,091
Less:  Accumulated depreciation and amortization                             (104,813)
                                                                            ---------
                                                                            $ 442,278
                                                                            =========

At April 30, 2001, property and equipment under capital leases consists of computer equipment with a cost basis of $41,605. Amortization of property and equipment under capital leases totaled $13,868 for the period from inception (May 16, 2000) through April 30, 2001.

Depreciation and amortization expense for the period from inception (May 16, 2000) through April 30, 2001 was $104,813.

4.   DEBT

Notes Payable - Banks

In June 2000, EarningsInsights entered into a $250,000 loan agreement with a bank for working capital purposes. Borrowings bear interest at the prime rate as reported in the Wall Street Journal plus 1%. The term of the loan was six months from the borrowing date. In December 2000, the loan was extended to July 2001.

In June 2000, EarningsInsights also entered into a $100,000 loan agreement with a different bank. Borrowings bear interest at a rate of 10.5%. The term of the loan was twelve months from the borrowing date. In November 2000, EarningsInsights entered into an additional $250,000 loan agreement with the same bank. Borrowings bear interest at a rate of 12%. The term of the loan was two months from the borrowing date. In January 2001, it was extended to April 2001. In May 2001, it was extended again to July 2001.

All borrowings under these loans are collateralized by substantially all of EarningsInsights' assets and three personal guarantors, who are shareholders of EarningsInsights.

Notes Payable - Others

EarningsInsights issued notes payable to certain of its shareholders totaling $215,529. The notes provide for an annual interest rate of prime plus 3% per annum and are payable upon earlier of one year, dissolution of the borrower, merger or transfer of assets. Total interest expense associated with these notes was $5,528.

5.   COMMON STOCK

As of April 30, 2001, EarningsInsights has authorized 1,000,000 shares of common stock with a $0.01 par value per share. Each share of common stock is entitled to one vote.

6.   STOCK OPTION PLAN

In 2000, EarningsInsights' Board of Directors adopted the 2000 Omnibus Stock Plan (the "Plan") under which 320,000 shares of EarningsInsights' common stock were reserved for issuance to employees, directors and consultants. Options granted under the Plan may be incentive stock options or nonqualified stock options. Stock purchase rights may also be granted under the Plan. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable; however, except in the case of options granted to officers, directors and consultants, options shall become exercisable at a rate of not less than 10% per year over four years from the date the options are granted. The exercise price of incentive stock options and nonqualified stock options shall be no less than 100% of the fair market value per share of EarningsInsights' common stock on the date of grant. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share shall be at least 110% of fair market value, as determined by the Board of Directors. The terms of the options are ten years or five years from the date of grant for any employee owning stock possessing more than 10% of EarningsInsights' common stock.

EarningsInsights applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. No compensation cost has been recognized for employee stock-based compensation for the period from inception (May 16, 2000) through April 30, 2001. Had compensation cost been determined based on the fair value at the grant dates for awards in the period from inception (May 16, 2000) through April 30, 2001, consistent with the provisions of SFAS No. 123, the impact on EarningsInsights' net loss would not have been significant.

For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants for the period from inception (May 16, 2000) through April 30, 2001: no dividend yield; a risk-free interest rate of 4.06%; expected volatility of 0%; and an expected life of five years.

The following table summarizes the activity of EarningsInsights' stock option plan for the period from inception (May 16, 2000) through April 30, 2001:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                         NUMBER OF        EXERCISE
                                                          OPTIONS           PRICE
                                                         ---------        --------

Granted                                                   351,615           $3.98
Canceled                                                 (168,277)           4.44
                                                         --------
Outstanding - End of period                               183,338           $3.54
                                                         ========

Exercisable at end of period                               63,059           $3.27
Weighted average fair value for options granted                             $0.37

The following table summarizes information about stock options outstanding at April 30, 2001:

                                    OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                      -------------------------------------------------    -----------------------------
                                          WEIGHTED-
                                           AVERAGE            WEIGHTED-                        WEIGHTED-
                                          REMAINING            AVERAGE                         AVERAGE
   RANGE OF              NUMBER          CONTRACTUAL          EXERCISE        NUMBER           EXERCISE
EXERCISE PRICE        OUTSTANDING           LIFE               PRICE       EXERCISABLE          PRICE
--------------        -----------        -----------          ---------    -----------         ---------

$2.50 - $13.33          183,338          9.33 - 9.41          $   3.54        63,059          $   3.27
                        -------                                               -----

7.   INCOME TAXES

Deferred tax assets consist of the following:

                                                          APRIL 30,
                                                            2001
                                                          ---------
Deferred tax assets:
     Net operating loss carryforwards                     $ 710,000
     Capitalized start-up expenditures                       46,000
     Capitalized organizational costs                         9,000
     Other                                                  (24,000)
                                                          ---------
                                                            741,000
Deferred tax asset valuation allowance                     (741,000)
                                                          ---------
Net deferred tax assets                                   $      --
                                                          =========

As of April 30, 2001, EarningsInsights had federal net operating loss ("NOL") and research and experimentation credit carryforwards of approximately $1,863,000 and $8,000, respectively, which may be available to offset future federal income tax liabilities and expire at various dates through 2020. As required by Statement of Financial Accounting Standards No. 109, management of EarningsInsights has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating losses and capitalized start-up expenditures. Management has determined that it is more likely than not that EarningsInsights will not recognize the benefits of federal and state deferred tax assets and, as a result, a valuation allowance of approximately $741,000 has been established at April 30, 2001.

Ownership changes, as defined in the Internal Revenue Code, may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income. Subsequent ownership changes could further affect the limitation in future years.

8.   COMMITMENTS

EarningsInsights leases its office space and certain office equipment under operating leases. Total rent expense under these operating leases was $218,740 for the period from inception (May 16, 2000) through April 30, 2001.

On June 28, 2001, EarningsInsights was released from its lease agreement dated May 16, 2000. This event changed the commitments of EarningsInsights and the future minimum lease payments under capital leases and operating leases to the following:

                                                 OPERATING           CAPITAL
YEAR ENDING APRIL 30,                             LEASES             LEASES
                                                 ---------          --------

2002                                             $ 43,424           $ 15,113
2003                                                   --             15,113
                                                 --------           --------
Total minimum lease payments                     $ 43,424             30,226
                                                 ========
Less: Portion representing interest                                   (1,811)
                                                                    --------
Present value of minimum lease payments                               28,415
Less: Current portion                                                (13,783)
                                                                    --------
Long-term portion                                                   $ 14,632
                                                                    ========

ITEM 7. (b) UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF ATLANTIC
            DATA SERVICES, INC.

On June 29, 2001, Atlantic Data Services, Inc. (the "Company") purchased substantially all the assets of Cool Springs Associates, Inc. d/b/a EarningsInsights ("EarningsInsights"). The unaudited pro forma combined balance sheets assumes that the transaction took place on March 31, 2001. The unaudited pro forma combined balance sheet combines the historical balance sheets of Atlantic Data Services, Inc. as of March 31, 2001 and EarningsInsights as of April 30, 2001. The unaudited pro forma combined condensed statements of operations assume that the transaction had been consummated at the beginning of the periods presented. The unaudited combined condensed statement of operations for the year ended March 31, 2001 combines the audited historical statement of operations for Atlantic Data Services for the year ended March 31, 2001 and for EarningsInsights for the period from inception (May 16, 2000) through April 30, 2001.

The transaction is accounted for under the purchase method of accounting. The purchase price is allocated to the tangible and intangible assets purchased, based upon their respective fair values. The allocation of the purchase price included in the pro forma condensed financial information is preliminary. The final values may differ from those set forth herein. The Company believes, however, that the final allocation will not be materially different from the pro forma allocation.

The pro forma information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the transaction had been in effect on the dates indicated, nor is it indicative of the future operating results or financial position of the Company. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A.

                          ATLANTIC DATA SERVICES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2001
                        (in thousands, except share data)

                                                         ATLANTIC             COOL
                                                           DATA             SPRINGS
                                                         SERVICES,         ASSOCIATES,         PRO FORMA            PRO FORMA
                                                            INC.              INC.            ADJUSTMENTS           COMBINED
------------------------------------------------------------------------------------------------------------------------------
                                                         March 31,          April 30,                              (unaudited)
                                                           2001               2001
ASSETS
Current assets:
   Cash and cash equivalents                             $ 36,655           $      3           $     (3)(A)
                                                                                                 (2,000)(B)          $ 34,655
   Accounts receivable, net                                 3,090                 --                 --                 3,090
   Prepaid expenses                                           243                 --                 --                   243
   Deferred taxes                                             464                 --                 --                   464
------------------------------------------------------------------------------------------------------------------------------
      Total current assets                                 40,452                  3             (2,003)             $ 38,452
------------------------------------------------------------------------------------------------------------------------------
Long-term investment                                        3,000                 --                 --                 3,000
Property and equipment, net                                   629                442                 --                 1,071
Goodwill, net                                                  --                 --              1,253 (B)             1,253
Intangibles, net                                               --                 --              1,100 (B)             1,100
Other assets                                                  536                109                (89)(A)               556
------------------------------------------------------------------------------------------------------------------------------
Total assets                                             $ 44,617           $    554           $    261              $ 45,432
------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable - banks                                 $     --           $    600           $   (600)(A)          $     --
   Notes payable - others                                      --                216               (216)(A)                --
   Accounts payable                                           538                193               (193)(A)               538
   Accrued expenses and other liabilities                   2,828                354               (354)(A)
                                                                                                    150 (B)             2,978
   Billings in excess of costs and estimated
     earnings                                                  86                  8                 (8)(A)                86
   Current portion of capital lease obligations                --                 13                 --                    13
------------------------------------------------------------------------------------------------------------------------------
      Total current liabilities                             3,452              1,384             (1,221)                3,615
------------------------------------------------------------------------------------------------------------------------------
Capital lease obligations                                      --                 15                 --                    15
------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                     3,452              1,399             (1,221)                3,630
------------------------------------------------------------------------------------------------------------------------------

Stockholders' equity (deficit):
   Preferred stock, $.01 par value                             --                 --                 --                    --
   Common stock, $.01 par value                               131                  4                 (4)(A)               131
   Additional paid-in capital                              26,900              1,099             (1,099)(A)
                                                                                                    637 (B)            27,537
   Retained earnings (deficit)                             14,159             (1,948)             1,948 (A)            14,159
   Treasury stock                                             (25)                --                 --                   (25)
------------------------------------------------------------------------------------------------------------------------------
      Total stockholders' equity (deficit)                 41,165               (845)             1,482                41,802
------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity
 (deficit)                                               $ 44,617           $    554           $    261              $ 45,432
------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to unaudited pro forma combined condensed financial statements.

                          ATLANTIC DATA SERVICES, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                       FOR THE PERIOD ENDED MARCH 31, 2001
                                 (in thousands)


                                                         HISTORICAL
                                            ----------------------------------
                                                                      COOL
                                                                    SPRINGS
                                             ATLANTIC DATA         ASSOCIATES,          PRO FORMA                PRO FORMA
                                            SERVICES, INC.            INC.             ADJUSTMENTS               COMBINED
---------------------------------------------------------------------------------------------------------------------------
                                             April 1, 2000        May 16, 2000                                  (unaudited)
                                              - March 31,         - April 30,
                                                 2001                 2001
Revenues:
   Services                                 $     34,135           $      87           $       --              $     34,222
   Contract settlement                                --                 263                 (263)(C)                    --
---------------------------------------------------------------------------------------------------------------------------
Total revenues                                    34,135                 350                 (263)                   34,222
Cost of revenues                                  23,890                 162                   --                    24,052
---------------------------------------------------------------------------------------------------------------------------
Gross profit                                      10,245                 188                 (263)                   10,170
---------------------------------------------------------------------------------------------------------------------------
Operating expenses:
    Sales and marketing                            4,856                 276                   --                     5,132
    General and administrative                     6,920               1,769                  367 (D)                 9,056
    Research and development                          --                  59                   --                        59
    Restructuring expense                            337                  --                   --                       337
---------------------------------------------------------------------------------------------------------------------------
        Total operating expenses                  12,113               2,104                  367                    14,584
---------------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                     (1,868)             (1,916)                (630)                   (4,414)
Interest income (expense), net                     2,144                 (32)                  --                     2,112
---------------------------------------------------------------------------------------------------------------------------
Income before provision for income
  taxes                                              276              (1,948)                (630)                   (2,302)
Provision for income taxes                           250                  --                 (250)(E)                    --
---------------------------------------------------------------------------------------------------------------------------
        Net income                          $         26           $  (1,948)          $     (380)             $     (2,302)
---------------------------------------------------------------------------------------------------------------------------

Basic earnings (loss) per share             $       0.00                                                       $      (0.18)
Diluted earnings (loss) per share           $       0.00                                                       $      (0.18)

Shares used in computing earnings
  per share (basic)                           12,998,000                                                         12,998,000

Shares used in computing earnings
  per share (diluted)                         13,213,000                                 (215,000)(F)            12,998,000


See accompanying notes to unaudited pro forma combined condensed financial statements.

           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


The transaction is accounted for under the purchase method of accounting. The purchase price is allocated to the tangible and intangible assets purchased, based upon their respective fair values. The allocation of the purchase price included in the pro forma condensed financial information is preliminary. The final values may differ from those set forth herein. The Company believes, however, that the final allocation will not be materially different from the pro forma allocation.

Pro forma adjustments to reflect the acquisition of EarningsInsights give effect to the following:

(A) To eliminate the EarningsInsights assets, liabilities and equity not relating to the assets acquired in the transaction.

(B) To reflect the tentative purchase price as if the acquisition had occurred on April 1, 2000. The Company received an independent appraisal completed on the assets acquired. The purchase price was allocated based on the estimated fair values at the date of the acquisition, as follows (in thousands):

          Property, plant and equipment          $  442
          Other assets                               20
          Intangibles                             1,100
          Goodwill                                1,253
                                                 ------
          Total                                  $2,815
                                                 ------

     The purchase price is comprised of the following (in thousands):

          Cash                                  $ 2,000
          Fair value of warrant                     637
          Assumed liabilities                        28
          Transaction costs                         150
                                                 ------
            Total                                $2,815
                                                 ------

(C) To reflect the elimination of the revenue relating to the one-time contract settlement.

(D) To reflect amortization for the intangibles of $1,100,000 with a useful life of three years. The Company has adopted FAS 142, "Goodwill and Intangibles" and therefore did not include any amortization in the pro forma financials for goodwill.

(E) To decrease provision for income tax expense based on EarningsInsights net operating loss carryforwards.

(F)  To adjust diluted shares to reflect a pro forma combined loss.

                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ATLANTIC DATA SERVICES, INC.


Date: August 10, 2001                   By: /s/ Robert W. Howe
                                            ------------------------------------
                                            Robert W. Howe
                                            Chairman and Chief Executive Officer


Date: August 10, 2001                   By: /s/ Paul K. McGrath
                                            ------------------------------------
                                            Paul K. McGrath
                                            Senior Vice President and Chief
                                              Financial Officer (Principal
                                              Financial and Accounting Officer)

                                  EXHIBIT INDEX


 2.1* Asset Purchase Agreement, dated as of June 29, 2001, by and among the Company, EI and certain stockholders of EI

 4.1 Specimen Certificate for Shares of the Company's Common Stock (Incorporated by reference to the Company's Registration Statement on Form S-1 filed March 26, 1998 (File No. 333-48703))

23.1      Consent of PricewaterhouseCoopers LLP


* Previously filed